UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 29, 2010

KAYDON CORPORATION
(Exact name of Registrant as Specified in Charter)

Delaware	1-11333	13-3186040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

315 East Eisenhower Parkway, Suite 300 Ann Arbor, Michigan 48108
(Address of principal executive offices)

(734) 747-7025
(Registrant’s telephone number, including area code) Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2010, Kaydon Corporation (the “Company”) appointed Laura Kowalchik, age 41, as Vice President, Controller and Chief Accounting Officer of the Company.   Prior to joining the Company, Ms. Kowalchik served for two years as Vice President & Corporate Controller of Dura Automotive Systems, LLC, in Rochester Hills, Michigan.  Prior to that, Ms. Kowalchik worked for Microheat, Inc. as Senior Vice President and Chief Financial Officer for one year and Senior Vice President and Chief Accounting Officer for a period of one year. Ms. Kowalchik also held various positions with Metaldyne Corporation from September 1998 to December 2006.

Ms. Kowalchik will receive a salary of $230,000 per annum and will be eligible to participate in such benefit programs as are provided by the Company for similarly situated executive officers.  In addition, Ms. Kowalchik will receive a guaranteed bonus of $112,500, payable around March 1, 2011.  In connection with her appointment, Ms. Kowalchik entered into a Change in Control Compensation Agreement (the “CICC Agreement”) with the Company, which provides for the payment of termination benefits if she has a qualifying separation of service in connection with a change in control, as defined by the CICC Agreement.  Pursuant to the CICC Agreement such termination benefits will include a payment of one times her base salary in the year of separation or the base salary for the prior calendar year, whichever is greater, and one times the greater of (i) the average bonus payable to her over the most recent three-year fiscal period (or the period during which she has been employed by the Company if less than three years) or (ii) her target bonus for the calendar year of the separation.  Upon a qualifying separation, she would also receive continued insurance coverage for a defined period and all amounts to which she is entitled under the Company’s incentive compensation plans, including awards for the prior year that have not yet been paid and 1/12 of the greater of (a) the projected incentive plan award for the year of separation or (b) her incentive award for the most recently ended year, for each full or partial month prior to separation in the year of separation.  Ms. Kowalchik’s CICC Agreement is substantially similar to the Change in Control Compensation Agreements entered into by the Company with other of its executive officers, provided it does not provide for a gross-up payment in the case certain excise or penalty tax payments are imposed on Ms. Kowalchik.

A copy of the CICC Agreement between the Company and Ms. Kowalchik is filed with this report as an exhibit and incorporated by reference herein.  The foregoing description of the CICC Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

10.1	Change in Control Compensation Agreement between Kaydon Corporation and Laura Kowalchik, dated October 29, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 29, 2010	KAYDON CORPORATION

	By:	/s/ Debra K. Crane
Debra K. Crane
Vice President and General Counsel